Exhibit 10.1

BY E-MAIL

December 8, 2016

International Value Advisers, LLC
717 5th Avenue, 10th Floor
 New York, New York 10022

Attn:          Michael Malafronte
michael.malafronte@ivafunds.com

Shanda Scibilia
shanda.scibilia@ivafunds.com

Re:	Invitation for Michael Malafronte to Complete 2016-2017 Term as a DeVry Education Group Inc. Director and Conditional Partial Waiver

Dear Michael and Shanda:

Reference is made to Section 1(f) of that certain Support Agreement, dated June 29, 2016 (the “Support Agreement”), by and among persons affiliated with International Value Advisers, LLC described therein, DeVry Education Group Inc. (“DeVry Group”) and Michael Malafronte and that certain letter of Irrevocable Resignation of even date from Michael Malafronte (the “Resignation Letter”) delivered to DeVry Group in connection therewith.  Capitalized but not defined terms shall have the meanings set forth in the Support Agreement.

As discussed, under the terms of Section 1(f) of the Support Agreement and the Resignation Letter, Michael Malafronte’s resignation from the board of directors of DeVry Group (the “Board”) would become effective in the event “IVA, together with all of the IVA Affiliates, ceases collectively to beneficially own or have other ownership interest in aggregate Net Long Positions of at least 10% of the outstanding shares of Common Stock” (the aforementioned clause being the “10% Threshold Condition”).  The Board has valued and appreciated Michael Malafronte’s contributions as a director and hereby extends an invitation for Mr. Malafronte to remain a member of the Board for the duration of the term ending at the 2017 Annual Meeting of Shareholders (the “2016-2017 Term”) in the event the 10% Threshold Condition would otherwise be satisfied.

If Mr. Malafronte wishes to continue his service on the DeVry Group Board during the 2016-2017 Term, please sign this letter below and return a .pdf copy to Gregory S. Davis at gsdavis@devrygroup.com.  Upon receipt of a countersigned version of this letter, DeVry Group hereby waives its rights under the 10% Threshold Condition and, accordingly, the Resignation Letter shall not become effective in the event the 10% Threshold Condition is otherwise satisfied.

  DeVry Education Group  ●  3005 Highland Parkway ●  Downers Grove, IL 60515  ●  630.515.7700  ●  devryeducationgroup.com

If you have any questions, please contact me or Gregory S. Davis at 630-515-3135.

Best regards,

DEVRY EDUCATION GROUP INC.

By:	/s/ Christopher Begley
Chair of the Board of
Directors

CC:	Murray A. Indick
Morrison & Foerster LLP
mindick@mofo.com

Agreed and Acknowledged this 8th day of
December, 2016

By:	/s/ Michael Malafronte
Michael Malafronte

INTERNATIONAL VALUE ADVISERS, LLC

By:	/s/ Michael Malafronte
Michael Malafronte
Managing Partner

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